UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 9, 2010

Date of Report (Date of earliest event reported)

ONVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29609	91-1859172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Olive Way, Suite 400

Seattle, Washington 98101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (206) 282-5170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 11, 2010, Onvia, Inc. issued a press release announcing its financial results for the third quarter of 2010, a copy of which is furnished as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2010, Onvia’s Board of Directors, after increasing the size of the Board as reported below, appointed Henry G. Riner as a Class I Director and Michael E.S. Frankel as a Class III Director.

Also on November 9, 2010, Onvia’s Board amended the 2010 Management Incentive Plan increasing the bonus targets for Cameron S. Way and Naveen Rajkumar to 50% of base salary from 33%. Mr. Way serves as Onvia’s Chief Financial Officer and Mr. Rajkumar serves as Senior Vice President, Chief Information Officer.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 9, 2010, Onvia’s Board amended Section 3.2 of the corporation’s bylaws increasing the size of the Board from six to eight.

Item 8.01 Other Events

On November 9, 2010, Michael D. Pickett resigned as Chairman of the Board of Onvia. Mr. Pickett shall continue as a Class II Director of Onvia. The Board appointed D. Van Skilling as the Non-Executive Chairman of the Board, effective November 9, 2010.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.2	Bylaws of Onvia, as amended and restated effective November 9, 2010.

99.1	Press release, dated November 11, 2010, announcing financial results for the third quarter of 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onvia, Inc.

November 15, 2010	By:	/s/ Henry G. Riner
Henry G. Riner Chief Executive Officer & President

EXHIBIT INDEX

Exhibit No.	Description

3.2	Bylaws of Onvia, as amended and restated effective November 9, 2010.

99.1	Press release, dated November 11, 2010, announcing financial results for the third quarter of 2010.

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